As filed with the Securities and Exchange Commission on October 12, 2010.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Abbott Laboratories

(Exact name of registrant as specified in its charter)

Illinois	36-0698440
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois	60064-6400
(Address of Principal Executive Offices)	(Zip Code)

ABBOTT LABORATORIES STOCK RETIREMENT PROGRAM

(Full title of the plan)

Laura J. Schumacher

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Name and address of agent for service)

Telephone number, including area code, of agent for service:  (847) 937-6100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (a)	Proposed maximum aggregate offering price (a)	Amount of registration fee (a)
Common shares (without par value)	19,500,000	$52.67	$1,027,065,000	$73,230

(a)                                  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.  The filing fee has been calculated in accordance with Rule 457(c) based on the average of the high and low prices of Registrant’s Common Shares reported on the New York Stock Exchange on October 8, 2010.

Pursuant to General Instruction E, the contents of Abbott Laboratories Stock Retirement Program Registration Statement on Form S-8 (File no. 33-50452) are incorporated herein by reference.

Part II.  Information Required in the Registration Statement

Item 8.  Exhibits

Reference is made to the Exhibit Index which is incorporated herein by reference.  Neither an opinion of counsel concerning the Program’s compliance with the requirements of ERISA nor an Internal Revenue Service (“IRS”) determination letter is furnished because the Registrant undertakes that it will submit, or has submitted, the Abbott Laboratories Stock Retirement Program and any amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Program.

SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, and State of Illinois, on October 12, 2010.

ABBOTT LABORATORIES

By:	/s/ Miles D. White
Miles D. White,
Chairman of the Board and
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Miles D. White and Laura Schumacher, Esq., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Miles D. White	Chairman of the Board,	October 12, 2010
Miles D. White	Chief Executive Officer, and
Director

/s/ Thomas C. Freyman	Executive Vice President, Finance and	October 12, 2010
Thomas C. Freyman	Chief Financial Officer (Principal
Financial Officer)

/s/ Greg W. Linder	Vice President and Controller	October 12, 2010
Greg W. Linder	(Principal Accounting Officer)

/s/ Robert J. Alpern M.D.	Director	October 12, 2010
Robert J. Alpern M.D.

/s/ Roxanne S. Austin	Director	October 12, 2010
Roxanne S. Austin

/s/ William M. Daley	Director	October 12, 2010
William M. Daley

/s/ W. James Farrell	Director	October 12, 2010
W. James Farrell

/s/ H. Laurance Fuller	Director	October 12, 2010
H. Laurance Fuller

	Director	October , 2010
Edward M. Liddy

/s/ Phebe N. Novakovic	Director	October 12, 2010
Phebe N. Novakovic

/s/ William A. Osborn	Director	October 12, 2010
William A. Osborn

/s/ David A. L. Owen	Director	October 12, 2010
David A. L. Owen

/s/ Roy S. Roberts	Director	October 12, 2010
Roy S. Roberts

/s/ Samuel C. Scott III	Director	October 12, 2010
Samuel C. Scott III

/s/ William D. Smithburg	Director	October 12, 2010
William D. Smithburg

/s/ Glenn F. Tilton	Director	October 12, 2010
Glenn F. Tilton

THE PLAN.  Pursuant to the requirements of the Securities Act of 1933, the Abbott Laboratories Stock Retirement Program has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, and State of Illinois, on the 12th day of October, 2010.

ABBOTT LABORATORIES STOCK RETIREMENT PROGRAM

By:	/s/ Stephen R. Fussell
Stephen R. Fussell, Plan Administrator

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Grant Thornton LLP.

24	Power of Attorney is included on the signature page.